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EXHIBIT 23.1:
CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 24, 2000 relating to the financial statements and financial statement schedules of MICROS Systems, Inc., which appears in MICROS Systems, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.


/s/PricewaterhouseCoopers LLP
-----------------------------

McLean, Virginia
December 28, 2000